Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

I, David E. Gable, hereby certify pursuant to 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

i.

The accompanying Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

ii.	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of KEMET Corporation.

/S/	David E. Gable
David E. Gable
Vice President and Chief Financial Officer
Date: November 7, 2003

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. Section 1350 and are not being filed as part of this report or as a separate disclosure document.